As filed with the Securities and Exchange Commission on October 3, 2008

                                                 Registration No.
                                                                ----------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Alphatrade.com
             (Exact name of registrant as specified in its charter)

                           Nevada
 (State or other jurisdiction                              98-0211652
     of incorporation or                                (I.R.S. Employer
         organization)                                  identification No.)

      Suite 116C - 930 West 1st Street, North Vancouver, B.C. V7P3N4 Canada
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                    AlphaTrade.com 2008 Incentive Stock Plan
                            (full title of the plan)

                                  Penny Perfect
                        Suite 116C - 930 West 1st Street
                       North Vancouver, B.C. V7P3N4 Canada
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (604) 986-9866
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             61 Broadway, 32nd Floor
                               New York, NY 10006
                              Phone (212) 930-9700
                               Fax (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

   =============== ============ ============== ============== ============
   Title of each     Amount       Proposed        Proposed      Amount
     class of         to be       Maximum         Maximum          of
   securities to    Registered  Offering Price    Aggregate   Registration
   be registered        (1)      Per Security  Offering Price     Fee
   --------------- ------------ -------------- -------------- ------------
   Common Stock,
   $.001 par value  7,085,000(2)    $0.15(4)    $1,062,750       $41.77

   Common Stock,
   $.001 par value    730,000(3)    $0.08(5)       $58,400        $2.30
   --------------- ------------ -------------- -------------- ------------
   Total            7,815,000                   $1,161,300       $44.07
   =============== ============ ============== ============== ============

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Represents 7,085,000 shares of common stock issuable upon exercise of issued and outstanding stock options pursuant to the Alphatrade.com 2008 Incentive Stock Plan.
(3) Represents 730,000 shares of common stock granted under the Alphatrade.com 2008 Incentive Stock Plan.
(4) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $0.15 per common share of outstanding options to purchase 7,085,000 common shares that have been issued to date pursuant to the Alphatrade.com 2008 Incentive Stock Plan.
(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on The Over-The-Counter Bulletin Board on October 2 , 2008 of $0.08 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section  10(a)  Prospectus:  Items 1 and 2, from this  page,  and the  documents
--------------------------
incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer  Prospectus:  The material  that follows Item 2, up to but not including
-------------------
Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.   Plan Information.

Alphatrade.com ("We", "us", "our company" or "Alphatrade.com") will provide each participant (the "Recipient") with documents that contain information related to our 2008 Incentive Stock Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

                     Penny Perfect, Chief Executive Officer
                        Suite 116C - 930 West 1st Street
                       North Vancouver, B.C. V7P3N4 Canada
                            Telephone: (604) 986-9866




* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

                               REOFFER PROSPECTUS

                                 ALPHATRADE.COM
                               4,570,000 Shares of
                                  Common Stock

         This reoffer prospectus relates to the sale of 4,570,000 shares of our common stock, $.001 par value per share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account that were granted under our 2008 Incentive Stock Plan and that are issuable upon exercise of currently outstanding stock options which have been issued pursuant to our 2008 Incentive Stock Plan. The selling stockholders may offer the shares granted under the our 2008 Incentive Stock Plan for sale at prevailing prices on the OTC Bulletin Board on the date of sale. In addition, after the selling stockholders exercise their stock options, it is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

         The shares of common stock will be issued pursuant to awards granted under our 2008 Incentive Stock Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

         The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is quoted on the OTC Bulletin Board under the symbol APTD. The closing sale price for our common stock on October 2, 2008 was $0.09 per share.

         Investing in our common stock involves risks. See "Risk Factors" on page five of this reoffer prospectus. These are speculative securities.

         Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 3, 2008.

                                 ALPHATRADE.COM

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page
                                                                         ----
   Prospectus Summary..................................................     1
   Risk Factors........................................................     2
   Cautionary Note Regarding Forward Looking Statements................     8
   Determination of Offering Price.....................................    10
   Use of Proceeds.....................................................    10
   Selling Stockholders................................................    10
   Plan of Distribution................................................    12
   Legal Matters.......................................................    15
   Experts.............................................................    16
   Incorporation of Certain Documents by Reference.....................    16
   Disclosure of Commission Position on Indemnification
                       For Securities Act Liabilities..................    16
   Available Information to You........................................    16






    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

          We began as a technology company focused on developing a web based stock quote service that was high quality, comprehensive and affordable. Following a major downturn in technology stocks, the demand for our stock quote service slowed to almost zero annual growth. We than shifted our focus to our core strength, our customer database. Our future business development is now focused on targeted on-line digital advertising for small, mid, mini and micro-cap publicly traded companies. We have grown into a multi-faceted, digital media marketing agency through our continued development of our financial data services and use of sports franchise sponsorships aimed at increasing our customer database.

         Our principal offices are located at 116C - 930 West 1st Street, North Vancouver, B.C. V7P3N4 Canada, and our telephone number is (604) 986-9866. Our website is www.alphatrade.com . We are a Nevada corporation.

                                  The Offering
Common stock outstanding
before the offering...............  51,525,523 shares.

Common stock offered by
selling stockholders..............  4,570,000 shares, including 3,950,000 shares issuable upon exercise of outstanding stock options.

Common stock to be outstanding
after the offering................  56,095,523 shares,  which includes 3,950,000 shares issuable upon exercise of outstanding stock options.

Use of proceeds...................  We will receive the exercise  price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

OTC Bulletin Board Symbol.........  APTD

Forward-Looking Statements........  This  prospectus  contains   forward-looking
                                    statements that address, among other things,
                                    our   strategy   to  develop  and  grow  our
                                    business,  projected  capital  expenditures,
                                    liquidity, and our development of additional
                                    revenue   sources.    The    forward-looking
                                    statements   are   based   on  our   current
                                    expectations   and  are  subject  to  risks,
                                    uncertainties and assumptions. We base these
                                    forward-looking  statements  on  information
                                    currently  available to us, and we assume no
                                    obligation   to  update  them.   Our  actual
                                    results  may  differ   materially  from  the
                                    results anticipated in these forward-looking
                                    statements,   due  to  the  various  factors
                                    described under "Risk Factors."

                                  RISK FACTORS

        An investment in our common stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this report. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock

RISKS RELATED TO OUR BUSINESS:

WE HAVE A LIMITED OPERATING HISTORY AND OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

        We have a limited operating history and our limited operating history makes it difficult to evaluate our business and prospects. We commenced operations in January 2001 and have conducted limited business operations since that time. As a result of our short operating history, we have only limited financial data and business information with which to evaluate our business strategies, past performance and an investment in our common stock. As a company with a limited operating history, there are substantial risks, uncertainties, expenses and difficulties that we are subject to. You should consider an investment in our company in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

   o    Successfully execute our business strategy;

   o    Continue to develop our products and services;

   o    Respond to competitive developments; and

   o    Attract, integrate, retain and motivate qualified personnel.

        We may be unable to accomplish one or more of these objectives, which could cause our business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm our financial results.

WE HAVE INCURRED SIGNIFICANT LOSSES SINCE INCEPTION AND ANTICIPATE THAT WE WILL CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

As of June 30, 2008, we have incurred an accumulated net loss of approximately $31 million. We also have plans to significantly increase our corporate expenses and marketing costs due to our sports partnerships. Our management believes that while our business and products will be appealing to our current and future customers, and our revenues have continued to increase in the past three fiscal years, there is no assurance, we will be able to successfully continue to increase our revenues or that our products will be accepted by the market. Furthermore, in light of our significant losses, we will need to generate significant revenues to achieve and sustain profitability. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of these factors could cause our stock price to decline.

        Management believes that long-term profitability and growth will depend on its ability to:

   o Develop the reputation of AlphaTrade as a successful marketing and advertising company;

   o Successfully identify and exploit appropriate opportunities, markets and products;

   o    Develop viable strategic alliances; and

   o    Maintain sufficient volume of inflow of advertising clients.

WE WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, AND OUR FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE US TO DELAY, REDUCE OR ELIMINATE OUR PRODUCTS AND SERVICES.

Our operations have consumed a substantial amount of cash since inception. We expect to continue to spend substantial amounts to:

   o develop the reputation of AlphaTrade as a successful marketing and advertising company;

   o maintain and increase the company's human resource including full time and consultant resources;

   o    evaluate appropriate opportunities, markets and products; and

   o    evaluate future products and areas for long term development.

        To date, our sources of cash have been primarily limited to the sale of our securities and loans from related parties and outside sources. We cannot be certain that additional funding will be available on acceptable terms, if at all. To the extent that we raise additional funds by issuing equity securities or debt convertible debt securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct its business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue our products and services.

THERE ARE MANY COMPETITORS IN THE DATA FEED INDUSTRY. WE EXPECT COMPETITION TO CONTINUE AND INTENSIFY IN THE FUTURE. WE ALSO FACE COMPETITION FROM DISCOUNT AND FULL SERVICE BROKERAGE FIRMS THAT PROVIDE SIMILAR PROPRIETARY SERVICES TO THEIR OWN CUSTOMER BASES.

        The market may not continue to accept our products and our E-Gate product. We generate a large portion of our revenue from subscribers who pay monthly for the E-Gate service. We do expect that E-Gate will continue to account for a substantial portion of our revenue for fiscal 2007. Our future financial performance will depend on increasing acceptance of our current products and on the successful development, introduction and customer acceptance of new products and services.

        As our subscriber base increases, the amount of revenue from advertising is expected to increase and the amount we can charge for advertising increases because the specific demographics of our subscribers is highly attractive for many companies. If we are unable to continue to generate sufficient revenues from our new products, our business may be adversely affected and the price of our stock may decline.

OUTSIDE FACTORS MAY INFLUENCE OUR GROWTH AND BUSINESS DEVELOPMENT.

Outside factors may influence our growth and business development. We expect to experience significant fluctuations in our future results of operations due to a variety of factors, many of which are outside of our control, including, but not limited to the following:

   o    demand for and market acceptance of our products and services;

   o    our efforts to expand into different industries;

   o    introduction of new products and services by us or our competitors;

   o    competitive factors that affect our pricing;

   o    the mix of products and services we sell;

   o the timing and magnitude of our capital expenditures, including costs relating to the expansion of our operations;

   o    hiring and retention of key personnel;

   o changes in generally accepted accounting policies, especially those related to the recognition of subscription revenue; and

   o    new government legislation or regulation.

   Any of the above factors could have a negative effect on our business and on the price of our stock, and we may have to significantly delay, scale back or discontinue our products and services.

LOSS OF KEY EXECUTIVES AND KEY PERSONNEL AND FAILURE TO ATTRACT QUALIFIED MANAGERS AND EMPLOYEES COULD LIMIT OUR GROWTH AND NEGATIVELY IMPACT OUR BUSINESS OPERATIONS

        If we lose our key executives and key personnel or fail to attract qualified mangers and employees, we may be unable to successfully operate our business. We depend on the continued contributions of our executive officers and other technical and marketing personnel to work effectively as a team, to execute our business strategy and to manage our business. The loss of key personnel or their failure to work effectively could have a material adverse effect on our business, financial condition and results of operations. We are not aware of any named executive officer or director who has plans to leave us or retire.

IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, OUR FUTURE BUSINESS MAY SUFFER.

        Our business strategy requires us to attract and retain additional qualified technical and marketing personnel. We may experience difficulty in recruiting qualified personnel, which is an intensely competitive and time consuming process. We may not be able to attract and retain the necessary personnel to accomplish our business objectives as our business develops and grows. Accordingly, we may experience constraints that will adversely affect our ability to satisfy future customer demand in a timely fashion or to support our customers and operations. This could cause an adverse effect on our business, financial condition and results of operations.

        We will need to increase the size of our organization, and may experience difficulties in managing growth. We are a small company with a small number of employees as of June 30, 2008. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and its ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY EFFECTIVELY, WE MAY BE UNABLE TO PREVENT THIRD PARTIES FROM USING OUR TECHNOLOGIES AND METHODS, WHICH WOULD IMPAIR OUR COMPETITIVE ADVANTAGE.

        We do not believe that our operations or products infringe on the intellectual property rights of others. However, there can be no assurance that others will not assert infringement or trade secret claims against our company with respect to our current or future technologies or that any such assertion will not require us to enter into a license agreement or royalty arrangement with the party asserting the claim. Responding to and defending any such claims may distract the attention of our management and have an adverse effect on our business, financial condition and results of operations.

        Others may claim in the future that we have infringed their past, current or future technologies. We expect that participants in our markets increasingly will be subject to infringement claims as the number of competitors grows. Any claim like this, whether meritorious or not, could be time-consuming, and result in costly litigation and possibly result in agreements covering intellectual property secrets and technologies. These agreements might not be available on acceptable terms or at all. As a result, any claim like this could harm our business.

        We regard the protection of our copyrights, service marks, trademarks, and trade secrets as critical to our success. We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. When applicable, we will enter into confidentiality and invention assignment agreements with employees and contractors, and nondisclosure agreements with parties we conduct business with in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps taken to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies. We intend to pursue the registration of trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which its services are made available. In addition, the laws of many foreign countries do not protect our intellectual property to the same extent as the laws of the United States. Also, it may be possible for unauthorized third parties to copy or reverse engineer aspects of our products, develop similar technology independently or otherwise obtain and use information that we regard as proprietary. Furthermore, policing the unauthorized use of our products is difficult.

WE PRINCIPALLY RELY UPON CONTRACTUAL RESTRICTIONS TO PROTECT OUR TECHNOLOGY.

        We principally rely upon contractual restrictions to protect our technology. Our contracts may not provide significant commercial protection or advantage to us, and the measures we take to maintain the confidentiality of our trade secrets may be ineffective. If we are unable to effectively protect our technology, our competitors may be able to copy important aspects of our products or product message, which could undermine the relative appeal of our products to customers and thus could reduce our future sales.

        Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

WE SUBSTANTIALLY RELY ON THIRD PARTY PROVIDERS.

        Our future success for our financial products depend upon our ability to aggregate and deliver compelling financial content over the Internet. We rely heavily on third party content providers, namely Reuters Information Ltd., Acquire Media Corporation and Hemscott, Inc. Currently we have a one year contract with Reuters which calls for monthly payments of $43,500, a one year contract with Acquire Media Corporation which calls for monthly payments of $4,500, and a yearly contract with Hemscott, Inc., which calls for monthly payments of $5,000. All of the aforementioned contracts provide for automatic renewal unless both parties negotiate otherwise or unless the provider is unable to deliver the feed. Although there are many competitors to these feed suppliers and if necessary a new contract could be negotiated, a temporary disruption in these feed suppliers could have a negative effect on our business. We also have contracts with various stock exchanges and market quotation services including the Pink Sheets, the New York and Toronto exchanges and the London Stock Exchange. We supply this exchange data to our customers on a reimbursed basis. The loss of our data feeds from these exchanges and market quotation services would seriously damage our customer relations and likely result in a loss of our customers.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS, AS FURTHER DESCRIBED BELOW.

        We have periodically offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. In most of these sales, we have not received a legal opinion to the effect that these offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

        If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED A GOING CONCERN QUALIFICATION IN THEIR REPORT DATED JANUARY 18, 2008.

        Our independent auditors have expressed a going concern regarding our company. Our ability to continue as a going concern is dependant upon our ability to achieve a profitable level of operations. We will need, among other things, additional capital resources. Management's plans include concentrating its efforts on increasing our subscriber base and increasing our advertising revenues. We are also exploring the possibility of acquiring companies that are synergistic with our existing business. However, management cannot provide any assurances that we will be successful in accomplishing any of its plans.

THE AVAILABILITY OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF OUR COMMON STOCK MAY, UPON THEIR ISSUANCE, LEAD TO DILUTION OF EXISTING STOCKHOLDERS.

        We are authorized to issue 300,000,000 shares of our common stock and 10,000,000 shares of preferred stock, of which as of June 30, 2008, 51,525,523 shares of common stock and 4,000,000 shares of preferred stock were issued and outstanding. In addition, we also have also issued warrants and stock options of which 53,121,697 are outstanding as of June 30, 2008, and 37,885,350 are exercisable at a weighted average exercise price of $0.40 to purchase an equivalent amount of shares of common stock. Assuming exercise of these warrants and stock options, we will be left with more than 195,000,000 authorized shares that remain unissued. These shares may be issued by our Board of Directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

RISKS RELATED TO OUR SECURITIES:

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR STOCK.

        Our common stock has been quoted on the OTC Bulletin Board under the symbol "APTD" since January 15, 2002. There is a limited trading volume for our common stock. For example, approximately more than one-half of the trading days during January of 2007 saw trading in our stock of less than 50,000 shares per day. During that same period, the smallest number of shares trade in one day was 0 and the largest number of shares traded in one day was 111,111. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

THE PRICE OF OUR COMMON STOCK IS EXTREMELY VOLATILE AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE, OR AT ALL.

        Our stock is presently traded on the OTC Bulletin Board, although there is no assurance that a viable market will continue. The price of our common stock in the public market is highly volatile and may fluctuate substantially because of:

   o    actual or anticipated fluctuations in our operating results;
   o    changes in or failure to meet market expectations;
   o conditions and trends in the financial data and content provider industry; and
   o fluctuations in stock market price and volume, which are particularly common among securities of technology companies, particularly new start-up companies.

        In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company's common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

        The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

   o that a broker or dealer approve a person's account for transactions in penny stocks; and

   o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

        In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

   o obtain financial information and investment experience objectives of the person; and

   o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

   o sets forth the basis on which the broker or dealer made the suitability determination; and

   o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

        Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our stock. We do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting our company at such time as the board of directors may consider relevant. If we do not pay dividends, our stock may be less valuable because a return on your investment will only occur if our stock priceappreciates.

        A sale of a substantial number of shares of our common stock may cause the price of its common stock to decline. If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.

        The exercise of our outstanding warrants and options may depress our stock price

        We currently have 51,570,347 warrants and options to purchase shares of our common stock outstanding as of December 31, 2007, of which 35,925,350 are exercisable at a weighted average exercise price of $0.40 as of equal date. The exercise of warrants and/or options by a substantial number of holders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

WE MAY NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

        We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

                         DETERMINATION OF OFFERING PRICE

        The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

                                 USE OF PROCEEDS

        This prospectus relates to sale of shares of common stock issuable upon exercise of currently outstanding stock options that may be offered and sold from time to time by the selling stockholders. We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

                              SELLING STOCKHOLDERS

        The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 4,550,000 shares offered through this prospectus pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2008 Incentive Stock Plan.

        A total of 7,815,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2008 Incentive Stock Plan.

        If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2008 Incentive Stock Plan, as amended, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

        The following table provides, as of October 2, 2008 information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

           1. the number of common and preferred shares owned by each selling shareholder prior to this offering;

           2. the total number of common shares that are to be offered by each selling shareholder;

           3. the total number of common and preferred shares that will be owned by each selling shareholder upon completion of the offering; and

           4. the percentage owned by each selling shareholder.

        Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of October 2, 2008. The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2008 Incentive Stock Plan, as amended. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

         Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

----------------- ------------ --------------- ------------
 Name of Selling   Number of      Number       Percentage
 Stockholder (1)    Shares      of Shares       of Shares
                  Beneficially   That May      Beneficially
                  Owned Prior   be Reoffered   Owned After
                    to the       Pursuant to   the Offering
                   Offering    this Prospectus
----------------- ------------ --------------- ------------
Penny Perfect      22,941,620    2,000,000        42.86%
----------------- ------------ --------------- ------------
Gordon Muir        22,716,320    2,000,000        42.44%
----------------- ------------ --------------- ------------
Katharine Johnson      0          500,000           0%
----------------- ------------ --------------- ------------
Lisa McVeigh           0           50,000           0%
----------------- ------------ --------------- ------------
Nick Schmitz           0           20,000           0%
----------------- ------------ --------------- ------------
All directors      45,657,940    4,570,000        88.61%
and  executive
 officers as
a group (4
persons)
----------------- ------------ --------------- ------------

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.


                              PLAN OF DISTRIBUTION

Timing of Sales

        Under our 2008 Incentive Stock Plan (the "Plan"), we are authorized to issue up to 7,815,000 shares of our common stock.

        Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

        To  our  knowledge,   no  selling   stockholder  has  any  agreement  or
understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

        The sales price offered by the selling stockholders to the public may be:

          1. the market price prevailing at the time of sale;

          2. a price related to such prevailing market price; or

          3. such other price as the selling shareholders determine from time to time.

Manner of Sale

        The common shares may be sold by means of one or more of the following methods:

          1. a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

          3. ordinary brokerage transactions in which the broker solicits purchasers;

          4. through options, swaps or derivatives;

          5. in transactions to cover short sales;

          6. privately negotiated transactions; or

          7. in a combination of any of the above methods.

        The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

        Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

        Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

        If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

        The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

        Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

        The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

        Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

          1. may not engage in any stabilization activities in connection with our common stock;

          2. may  not  cover  short  sales  by   purchasing   shares  while  the
             distribution is taking place; and

          3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

        In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

        The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

        The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

        The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

        These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

        Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

        We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                  LEGAL MATTERS

        The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members of Sichenzia Ross

Friedman Ference LLP will receive 400,000 shares of the Company's common stock under this registration statement to be issued as compensation for legal services.

                                     EXPERTS

        The consolidated financial statements of AlphaTrade.com as of December 31, 2007 and 2006, and for each of the years in the two-year period ended
December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of Chisholm, Bierwolf & Nilson, LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The Chisholm, Bierwolf & Nilson, LLC report included an explanatory paragraph related to AlphaTrade.com's ability to continue as a going concern.


                 INCORPORATION OF CERTAIN DOCUMENTS by Reference

        The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

        The following documents filed with the SEC are incorporated herein by reference:

   o Reference is made to our annual report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC on April 2, 2008, which is hereby incorporated by reference.
   o The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB, as amended (File No. 000-25631), initially filed with the SEC on March 25, 1990.

              Disclosure Of Commission Position On Indemnification
                         For Securities Act Liabilities

       Under the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

                     Additional Information Available to You

       This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                                 ALPHATRADE.COM

                            ------------------------

                        4,570,000 SHARES OF COMMON STOCK

                            ------------------------

                                   PROSPECTUS

                                 ---------------

                                 October 3, 2008

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         o Reference is made to out quarterly report on Form 10-Q for the period ended June 30, 2008 as filed with the SEC on August 14, 2008, which is hereby incorporated by reference.

         o Reference is made to our quarterly report on Form 10-QSB for the period ended March 31, 2008 as filed with the SEC on May 20, 2008, which is hereby incorporated by reference.

         o Reference is made to our annual report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the SEC on April 2, 2008, which is hereby incorporated by reference.

         o The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB, as amended (File No. 000-25631), initially filed with the SEC on March 25, 1990.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Under the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Item 7.  Exemption from Registration Claimed.

        The 4,570,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement include 600,000 shares of the Registrant's common stock granted under its 2008 Incentive Stock Plan and 3,950,000 shares of the Registrant's common stock which are issuable upon exercise of outstanding stock options issued pursuant to the Registrant's 2008

Incentive Stock Plan. The shares of common stock and stock options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits.

   Exhibit Number                      Description
   -------------- --------------------------------------------------------------
   5.1            Opinion of Sichenzia Ross Friedman Ference LLP
   10.1           2008 AlphaTrade.com Incentive Stock Plan.
   23.1 Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
   23.2           Consent of Chisholm, Bierwolf & Nilson, LLC.

Item 9.  Undertakings.

         (1) The undersigned Registrant hereby undertakes to:

                  (a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

                  (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

                  (c)  File  a   post-effective   amendment   to   remove   from
         registration any of the securities that remain unsold at the end of the offering.

         (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 30, 2008.

                                        ALPHATRADE.COM

                                  By:   /s/ Penny Perfect
                                        ----------------------------------
                                        Penny Perfect
                                        Chief Executive Officer, President
                                        and Chairman of the Board


                                  By:   /s/ Katharine Johnston
                                        ----------------------------------
                                        Katharine Johnston
                                        Vice-President - Business Operations,
                                        Principal Financial Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                        Title                        Date
---------------------- ----------------------------------    ------------------

/s/ Penny Perfect      Chief Executive Officer, President    September 30, 2008
-----------------               and Chairman of the Board
Penny Perfect

/s/ Gordon Muir              Chief Technology Officer and    September 30, 2008
---------------                                  Director
Gordon Muir

/s/ Katharine Johnston          Vice-President - Business    September 30, 2008
----------------------    Operations, Principal Financial
Katharine Johnston                   Officer and Director


----------------                                 Director    September 30, 2008
Lisa McVeigh


----------------                                 Director    September 30, 2008
Nick Schmitz









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